Exhibit 99.1

Contact
Investor Relations
Phone: (441) 278-0988
Email: investorrelations@endurance.bm

ENDURANCE PROVIDES PRELIMINARY ESTIMATES FOR THIRD QUARTER 2008 RESULTS

PEMBROKE, Bermuda — October 20, 2008 — Due to the volatile conditions in the world’s financial markets and questions of investor confidence in financial institutions generally, Endurance Specialty Holdings Ltd. (NYSE:ENH), a global specialty provider of property and casualty insurance and reinsurance, is today providing a preliminary estimate of its third quarter results in order to give greater clarity and certainty about Endurance’s current financial strength.

Endurance’s book value per diluted common share at September 30, 2008 is expected to be within a range of $33.30 to $33.80. The decline in book value per share from December 31, 2007, excluding dividends paid in 2008, is anticipated to be between 1.4% and 2.9%. The anticipated decline in book value is predominantly due to losses from third quarter hurricanes as well as year to date realized and unrealized investment losses partially offset by year to date earnings.

Endurance expects to report a third quarter 2008 operating loss in a range of $0.96 to $1.15 per diluted common share. The estimated third quarter operating loss is predominantly the result of previously announced expected net losses from Hurricanes Gustav and Ike of approximately $145 million. The estimated third quarter operating loss is also expected to include previously announced mark to market losses of approximately $33 million on Endurance’s alternative investment portfolio, which are included in net investment income.

Endurance also anticipates that its net income for the third quarter will be impacted by approximately $15 million of foreign exchange losses and net realized investment losses ranging from $30 million to $35 million. Endurance’s anticipated third quarter 2008 net realized investment losses are expected to emanate largely from other-than-temporary impairments resulting from spread widening experienced in the fixed income markets in the third quarter of 2008.

Endurance’s fixed maturity portfolio continues to have an average credit quality of AAA, and to date has not been materially impacted by downgrades or defaults. Endurance estimates that its fixed maturity portfolio experienced an increase in net unrealized investment losses of approximately $70 million to $75 million during the third quarter of 2008, or less than 1.4% of Endurance’s anticipated cash and invested assets as of September 30, 2008. The expected increase in unrealized investment losses primarily results from spread widening experienced in the fixed income markets in the third quarter of 2008.

During the three months ended September 30, 2008, Endurance repurchased approximately 2.2 million of its common shares and share equivalents in private and open market transactions for an aggregate repurchase price of $70.1 million. For the nine months ended September 30, 2008, Endurance has repurchased approximately 3.9 million shares and share equivalents in private and open market transactions for an aggregate repurchase price of $134.6 million.

Kenneth J. LeStrange, Endurance’s Chairman and Chief Executive Officer, stated, “The primary focus of our capital and investment management activities has always been to maintain strong levels of risk based capital, liquidity and financial flexibility. This focus, along with excellent execution by our investment and finance teams, has enabled Endurance to withstand the current market volatility while maintaining a secure balance sheet. Endurance has excellent liquidity and flexibility, supported by strong operating and investment portfolio cash flows and additional access to committed capital and liquidity through our multi year credit facility and forward equity sale. We have the capacity, the financial strength and enterprise risk management capabilities to take advantage of the opportunities presented by the current market dislocations and to assist our clients in managing the challenges in this more volatile environment.”

In addition to this release of preliminary estimates of third quarter results, Endurance is also releasing a supplemental presentation that highlights our financial strength and provides additional details of our investment portfolio composition. This presentation will be available on Endurance’s website at www.endurance.bm shortly following this release.

All amounts in this press release are estimates based on preliminary quarter-end market and reported information, which have not been audited or reviewed by Endurance’s external auditors and accordingly are subject to change.

Endurance will issue its financial results for the quarter ended September 30, 2008 on Thursday, November 6, 2008 after the close of the financial markets and will host a conference call to discuss the financial results on Friday, November 7, 2008, at 8:30 AM (Eastern). The conference call can be accessed via telephone by dialing (877) 672-9216 (toll-free) or (706) 634-9637 (international) and advising Conference ID Number 28045051. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. The public may access a live broadcast of the conference call at the "Investors" section of Endurance's website, www.endurance.bm. A telephone replay of the conference call will be available through November 21, 2008 by dialing (800) 642-1687 (toll-free) or (706) 645-9291 (international) and entering Conference ID Number 28045051.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, agriculture, workers' compensation, professional lines of insurance and property, catastrophe, casualty, agriculture, marine, aerospace, and surety and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor's on our operating subsidiaries (other than American Agri-Business Insurance Company) and A- (Excellent) from A.M. Best for American Agri-Business Insurance Company. Endurance's headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm.

Non-GAAP Measure

Operating income and loss per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income and loss per diluted common share represents operating income or loss divided by weighted average dilutive common shares. Operating income or loss represents the after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. Endurance believes that showing operating income and loss per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income and loss per dilutive common share should not be viewed as substitutes for GAAP net income per dilutive common share.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Financial projections of third quarter 2008 balances and results, statements which include the words "expect," "intend," "plan," "believe," "project," "anticipate," "seek," "will," and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, developments in the world’s financial and capital markets that could adversely affect the performance of Endurance’s investment portfolio or access to capital, changes in the composition of Endurance’s investment portfolio, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, the impact of current legislation and regulatory initiatives, changes in accounting policies, changes in general economic conditions, the preliminary nature of the financial estimates contained in this press release and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2007.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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